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                                                                       Exhibit I

Consent of Independent Accountants

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-30612 and 333-39068) of Blockbuster Inc. of our report dated June 24, 2002, relating to the financial statements of the Blockbuster Investment Plan, which appears in this Form 11-K.

/s/ PricewaterhouseCoopers LLP
Dallas, Texas
June 27, 2002